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                           SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No.   )

Filed by the Registrant                        [X]
Filed by a Party other than the Registrant     [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[_]  Confidential, for Use of the Commission Only (as permitted by Rule
      14a-6(e)(2))
[_]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[_]  Soliciting Material under Rule 14a-12

                                Sequenom, Inc.
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               (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.   Title of each class of securities to which transaction applies:

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2.   Aggregate number of securities to which transaction applies:

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3.   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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4.   Proposed maximum aggregate value of transaction:

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5.   Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

6.   Amount Previously Paid:

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7.   Form, Schedule or Registration Statement No.:

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8.   Filing Party:

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9.   Date Filed:

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                                Sequenom, Inc.
                            3595 John Hopkins Court
                          San Diego, California 92121
                                (858) 202-9000

                                August 24, 2001

Dear Fellow Stockholder:

   We are writing to update you on the Special Meeting of the Stockholders of Sequenom, Inc. held on August 23, 2001. The meeting, which was to consider two proposals described in the Proxy Statement recently mailed to you, was adjourned until September 17, 2001 at 10:00 a.m., Pacific time. The first proposal, the proposal to approve the transaction between Sequenom and Gemini Genomics PLC, was approved at the meeting. The second proposal, the proposal to amend Sequenom's Bylaws and Certificate of Incorporation, will be considered at the reconvened meeting. Proxies that have already been voted with respect to the second proposal will remain effective for use at the September 17, 2001 reconvened meeting, unless changed or revoked. Stockholders who are voting by proxy may revoke or change their vote with respect to the second proposal until the meeting reconvenes. The reconvened meeting will be held at Sequenom. All stockholders are of course welcome to attend the reconvened meeting.

   I urge you to take this opportunity to vote your proxy with respect to the second proposal today.

   For your convenience, we have enclosed a duplicate proxy card. Please take the time to sign, date and return the proxy card in the envelope provided. You may also vote your shares by telephone or the internet, as explained in the enclosed instruction form. If you have any questions, please call Georgeson Shareholder, who has been retained to assist us with the solicitation of proxies at (800) 223-2064 or collect at (412) 391-3146. If you have any questions for Sequenom, please call Abigail Devine, APR, Investor Relations, at (858) 202-9032.

   As described in the Proxy Statement, the Sequenom board of directors has unanimously recommended a vote "for" the proposal to amend Sequenom's Bylaws and Certificate of Incorporation, in the belief that approval is in the best interests of the stockholders.

   We appreciate your time and attention to this important matter.

                                          Sincerely,

                                          /s/ Stephen L. Zaniboni

                                          Stephen L. Zaniboni
                                          Senior Vice President, Chief
                                          Financial Officer and Secretary